Exhibit 99.7(b)

APPENDIX A

TO

CUSTODIAN AGREEMENT

BETWEEN

JPMORGAN CHASE BANK, N.A. AND EACH OF THE INVESTMENT COMPANIES

Dated as of February 27, 2007

Trust	Fund (FYE)*
Stand Alone Trusts	Massachusetts Investors Growth Stock Fund (11/30) MFS Growth Opportunities Fund (12/31)

MFS Series Trust II	MFS Emerging Growth Fund (11/30)

MFS Series Trust III	MFS High Income Fund (1/31) MFS High Yield Opportunities (1/31) MFS Municipal High Income Fund (1/31)

MFS Series Trust IV	MFS Mid Cap Growth Fund (8/31) MFS Municipal Bond Fund (8/31)

MFS Series Trust V	MFS International New Discovery Fund (9/30) MFS Research Fund (9/30) MFS Total Return Fund (9/30)

MFS Series Trust VI	MFS Global Equity Fund (10/31) MFS Global Total Return Fund (10/31) MFS Utilities Fund (10/31)

MFS Series Trust VII	MFS Capital Opportunities Fund (11/30)

MFS Series Trust VIII	MFS Global Growth Fund (10/31) MFS Strategic Income Fund (10/31)

*	Funds are to be transitioned to JPMorgan Chase Bank N.A. at fiscal-year end or semi-annual period end, or such other date as determined between the parties.

Trust	Fund (FYE)*
MFS Series Trust IX

MFS Bond Fund (4/30)

MFS Intermediate Investment Grade Bond Fund (4/30)

MFS Inflation Adjusted Bond Fund (10/31)

MFS Limited Maturity Fund (4/30)

MFS Municipal Limited Maturity Fund (4/30)

MFS Research Bond Fund (4/30)

MFS Research Bond Fund J (4/30)

MFS Series Trust XIII	MFS Government Securities Fund (2/28) MFS Diversified Income Fund (2/28)

MFS Series Trust XIV	MFS Institutional Money Market Portfolio (8/31) MFS Institutional Municipal Money Market Portfolio (8/31)

MFS Municipal Series Trust

MFS Alabama Municipal Bond Fund (3/31)

MFS Arkansas Municipal Bond Fund (3/31)

MFS California Municipal Bond Fund (3/31)

MFS Florida Municipal Bond Fund (3/31)

MFS Georgia Municipal Bond Fund (3/31)

MFS Maryland Municipal Bond Fund (3/31)

MFS Massachusetts Municipal Bond Fund (3/31)

MFS Mississippi Municipal Bond Fund (3/31)

MFS Municipal Income Fund (3/31)

MFS New York Municipal Bond Fund (3/31)

MFS North Carolina Municipal Bond Fund (3/31)

MFS Pennsylvania Municipal Bond Fund (3/31)

MFS South Carolina Municipal Bond Fund (3/31)

MFS Tennessee Municipal Bond Fund (3/31)

MFS Virginia Municipal Bond Fund (3/31)

MFS West Virginia Municipal Bond Fund (3/31)

MFS Institutional Trust	MFS Institutional Int’l. Equity Fund (6/30) MFS Institutional Int’l. Research Equity Fund (6/30) MFS Institutional Large Cap Value Fund (6/30)

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed in this Appendix A, on Behalf of each of Their Respective Portfolios		JPMorgan Chase Bank, N.A.

By:	SUSAN S. NEWTON	By:	ELLEN E. CRANE
Name:	Susan S. Newton	Name:	Ellen E. Crane
Title:	Assistant Secretary	Title:	Vice President